Exhibit 3.1
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                          CERTIFICATE OF INCORPORATION
                                       OF
                             NAMCO SECURITIES CORP.



                  1. The name of the Corporation incorporated hereby is:

                     NAMCO Securities Corp.

                  2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                  3. The Corporation exists only for the purposes specified in this paragraph 3 and may not conduct any other business without the unanimous consent of its Board of Directors. The Corporation shall have the authority to engage in any other acts or activities and to exercise any power permitted to corporations under the General Corporation Law of the State of Delaware so long as the same are incidental to or connected with and are necessary, suitable or convenient to accomplish such purposes. The business and purposes to be conducted and promoted by the Corporation are limited to the following activities and none other:

                  A. To acquire as purchaser and/or by contribution to the capital of the Corporation or otherwise, own, hold, transfer, assign, sell, contribute to capital, pledge and otherwise deal with (i) mortgage notes and similar such instruments, related real property mortgages and deeds of trust and other related agreements, documents, books and records, (ii) related rights to payment, whether constituting cash, account, chattel paper, instrument, general intangible or otherwise, and any other related assets, property and rights, including without limitation security interests, (iii) related collection, deposit, custodial, trust and other accounts, lock boxes and post office boxes and any amounts and other items from time to time on deposit therein, (iv) real property and any improvements thereon and personal property acquired by foreclosure, deed-in-lieu thereof or otherwise in respect of any of the foregoing, (v) certificates, notes, bonds or other securities, instruments and documents evidencing ownership interests in or obligations secured by all or any of the foregoing and (vi) proceeds and other payments and distributions of any kind of, on or in respect of any of the foregoing;

                  B. To authorize, issue, sell and deliver, directly or indirectly through business trusts, common law trusts or other entities established solely for such purpose, certificates, notes, bonds and other securities, instruments and


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                           documents evidencing ownership interests in or
                           obligations secured by all or any portion of the assets described in foregoing paragraph A, and in connection therewith to enter into servicing, insurance, credit enhancement, reimbursement and other agreements incidental thereto; and

                  C. To take any action reasonable or necessary to enable the Corporation to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable to accomplish any of the foregoing.

                  4. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, each of which shall have a par value of $1.00.

                  5. The election of directors of the Corporation need not be by ballot unless the by-laws of the Corporation so provide. The books of the Corporation may, subject to any statutory requirements, be kept at such place within or outside the State of Delaware as may be designated by the board of directors or the by-laws of the Corporation.

                  6. As used herein, (i) "person" means any individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation, limited liability company or other entity, (ii) "affiliate" means any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified and (iii) "control", including the terms "controlling," "controlled by" and "under common control with", means the direct or indirect possession of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of at least 10% of the voting securities, by contract or otherwise.

                  7. The Corporation shall at all times have at least one Independent Director. As used in this Certificate of Incorporation (i) "Independent Director" means a director who is not a current or former employee, officer, director, partner, member, shareholder, creditor or customer of any affiliate of the Corporation and is not a spouse, parent, brother, sister or child of any such person and who has not received, and was not an employee, officer, director, partner, member or shareholder of any person that has received, from any affiliate of the Corporation, in any year within the five (5) years immediately preceding or any year during such director's incumbency as an Independent Director, fees or other income in excess of five percent (5%) of the gross income of such person for any applicable year, provided that an Independent Director may serve in similar capacities for other special purpose entities formed by any affiliate of the Corporation. No resignation or removal of an Independent Director shall be effective until a successor Independent Director has been elected to replace such Independent Director.

                  8. The affirmative votes of the holders of all of the Corporation's outstanding common stock and all of the directors at any meeting of the board of directors shall be necessary (i) for the amendment of this Certificate of Incorporation of the Corporation and for the amendment of the by-laws of the Corporation or (ii) the institution by the Corporation of any


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action to have itself adjudicated as bankrupt or insolvent, any consent to the institution of bankruptcy or insolvency proceedings against it, any request or consent to the entry of any order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, the making of any general assignment for the benefit of creditors, the admission in writing that it is unable to pay its debts generally as they become due or the taking of any corporate action in furtherance of any of the actions set forth above in this paragraph. In such voting each Independent Director shall owe a fiduciary duty to the Corporation itself, including the Corporation's creditors.

                  9. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of the foregoing portion of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  10. The Corporation shall be operated in such a manner that its assets and liabilities shall not be substantively consolidated with those of any other person in the event of the bankruptcy or insolvency of the Corporation or such other person. Without limiting the foregoing the Corporation shall conduct its business in its own name, maintain its books and records separate from those of any other person, maintain its bank accounts separate from those of any other person, maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person, pay its own liabilities and expenses only out of its own funds, enter into a transaction with an affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm's length transaction with a person or entity that is not an affiliate, allocate fairly and reasonably any overhead expenses that are shared with an affiliate, hold itself out as a separate entity, maintain adequate capital in light of its contemplated business operations and observe all other appropriate corporate and other organizational formalities.

                  11. Notwithstanding any provision of law which otherwise empowers the Corporation, the Corporation shall not (i) consolidate or merge with or into any other person or dissolve or liquidate in whole or in part, or transfer its properties and assets substantially as an entirety to any other person other than a transfer incident to a transaction within the scope of paragraph 3 above, (ii) hold itself out as being liable for the debts of any other person, (iii) act


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other than in its corporate name and through its duly authorized officers or agents, (iv) engage in any joint activity or transaction of any kind with or for the benefit of any affiliate other than any loan to or from or guarantee of the indebtedness of any affiliate within the scope of paragraph 3 above, (v) commingle its funds or other assets with those of any other person, (vi) create, incur, assume, guarantee or in any manner become liable in respect of any indebtedness or (vii) take any other action that would be inconsistent with maintaining the separate legal identity of the Corporation or engage in any other activity.

                  12. The name and address of the sole incorporator is as follows:

                                    Susan A.T. Tice
                                    Thacher Proffitt & Wood
                                    Two World Trade Center
                                    New York, New York  10048

         THE UNDERSIGNED hereby certifies that the Corporation has not received any payment for any of its stock and has hereby signed this Certificate of Incorporation as the sole incorporator of the Corporation in accordance with
Section 241 of the General Corporation Law of the State of Delaware as of June 8, 1998.


                                                   /s/ Susan A.T. Tice
                                                   ----------------------------
                                                   Susan A.T. Tice